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                                                                    Exhibit 23.1


                      SANSIVERI, KIMBALL & MCNAMEE, L.L.P.
                          CERTIFIED PUBLIC ACCOUNTANTS
                              BUSINESS CONSULTANTS
                                                          Craig M. Bilodeau
                                                          Michael A. DeCataldo
                                                          M. Douglas Fay
                                                          Joseph H. Kimball, Jr.
                                                          Stephen P. Massed
                                                          John J. McNamee
                                                          John L. Pucci
                                                          Jerry A. Sansiveri



                          INDEPENDENT AUDITORS' CONSENT


To the Board of Directors and Shareholders of Network Six, Inc.

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 6, 2001, which appears on page F-2 in the annual report on Form 10-K of Network Six, Inc. for the year ended December 31, 2000.


/s/ Sansiveri, Kimball, & McNamee, L.L.P.


Providence, Rhode Island
February 6, 2001